Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(i)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85156), filed October 14, 1994 with respect to registration of 300,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(ii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85158), with respect to registration of 100,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors’ Stock Option Plan;

(iii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00597), filed January 31, 1996 with respect to registration of 400,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(iv)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00599), filed January 31, 1996 with respect to registration of 150,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors Stock Option Plan;

(v)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-27777) filed May 23, 1997 with respect to registration of 800,000 shares of the Company’s common stock for the 1994-Long Term Stock Incentive Plan;

(vi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-44033), filed January 9, 1998 with respect to registration of 800,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(vii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-80319), filed June 9, 1999 with respect to registration of 2,150,868 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

(viii)	the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-95183), filed January 21, 2000 with respect to registration of 495,403 shares of the Company’s common stock in conjunction with the acquisition of USAR Systems, Incorporated;

(ix)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-50448) filed November 22, 2000 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan; and

(x)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-60396) filed May 8, 2001 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan and 200,000 shares of the Company’s common stock for Non-Statutory Stock Option Grants made to Directors in December 1997

(xi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-118802) filed September 3, 2004 with respect to registration of 550,000 shares of the Company’s common stock for Non-Qualified Stock Option Grants made to certain executive officers in November 2002 and April 2004.

(xii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-118804) filed September 3, 2004 with respect to registration of 4,902,200 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan.

of our report dated April 7, 2006 except for Notes 1, 1A, 11, 14, 17, 19 and 20 as to which the date is March 26, 2007, with respect to the consolidated financial statements and financial statement schedule of Semtech Corporation, and our report dated April 7, 2006, except for the effects of the material weakness described in the sixth paragraph, as to which the date is March 26, 2007, with respect to Semtech Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Semtech Corporation, included in the Annual Report (Form 10-K/A) for the year ended January 29, 2006.

/s/ Ernst & Young LLP

Woodland Hills, California

March 26, 2007